Calculation of Filing Fee Tables
F-10
Hudbay Minerals Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares (no par value)	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Preference Shares	457(o)
		Other	Units	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 88,194.39
			Net Fee Due:						$ 49,905.61
Offering Note
[1]	There are being registered under the Registration Statement on Form F-10 to which this exhibit pertains (this "Registration Statement") such indeterminate number of common shares, debt securities, subscription receipts, preference shares, units, and warrants of Hudbay Minerals Inc. (the "Registrant") as shall have an aggregate initial offering price not to exceed US$1,000,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as unit with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of such securities. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act")

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Hudbay Minerals Inc.	F-10	333-278311	03/28/2024		$ 88,194.39	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 597,523,000.00
Fee Offset Sources		Hudbay Minerals Inc.	F-10	333-278311		03/28/2024						$ 88,194.39
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A registration fee of US$147,600 was previously paid with respect to the US$1,000,000,000 maximum aggregate amount of securities registered under the Registration Statement on Form F-10 (Registration No. 333-278311) initially filed on March 28, 2024 (the "2024 Registration Statement"). The Registrant utilized US$59,405.61 of the US$147,600 available Registration Fee, and US$88,194.39 remains available for future offsets pursuant to Rule 457(p) under the Securities Act. The Registrant has terminated or completed any offerings that included the unsold securities under the 2024 Registration Statement. As the total filing fee for this Registration Statement is US$138,100, taking into consideration the total available offset of US$88,194.39 of available registration fees from the 2024 Registration Statement, the Registrant has transmitted US$49,905.61 otherwise due for this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date